Full Year 2018 Disclosure Supplement March 13, 2019 NorthStar Realty Europe Corp. | Disclosure Supplement 1

Forward Looking Statements This presentation may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements such as future results, growth potential, projected leverage, projected occupancy rates, projected weighted average lease terms, future availability under the revolving credit facility, projected supply growth, projected yields, projected demand, projected economic growth, rates of return and performance, anticipated rental growth as a result of expected inflation, ability to reposition or enhance the performance of existing properties, market and industry trends, investment opportunities, business conditions and other matters, factors that may cause NorthStar Realty Europe Corp.'s, or NRE's, actual results in future periods to differ materially from these forward looking statements include, among other things: the effect of economic conditions, particularly in Europe, on the valuation of NRE's investments and on the tenants of the real property that NRE owns; the ability of Colony Capital, Inc., or CLNY, (the "Manager") to scale its operations in Europe to effectively manage NRE; the unknown impact of the exit of the United Kingdom, or Brexit, or one or more other countries from the European Union, or EU, or the potential default of one or more countries in the EU or the potential break-up of the EU; NRE’s ability to qualify and remain qualified as a real estate investment trust, or REIT; adverse domestic or international economic geopolitical conditions and the impact on the commercial real estate industry; volatility, disruption or uncertainty in the financial markets; access to debt and equity capital and NRE’s liquidity; NRE’s substantial use of leverage and NRE’s ability to comply with the terms of NRE’s borrowing arrangements; NRE’s ability to monetize NRE’s assets on favorable terms or at all; NRE’s ability to obtain mortgage financing on NRE’s real estate portfolio on favorable terms or at all; NRE’s ability to acquire attractive investment opportunities and the impact of competition for attractive investment opportunities; the affect of increased activist stockholders and stockholder activism generally; the effects of being an externally-managed company, including NRE’s reliance on CLNY and its affiliates and sub-advisors/co-venturers in providing management services to NRE, the payment of substantial base management and incentive fees to NRE’s manager, the allocation of investments by CLNY among NRE and CLNY’s other sponsored or managed companies and strategic vehicles and various conflicts of interest in NRE’s relationship with CLNY; performance of NRE’s investments relative to NRE’s expectations and the impact on NRE’s actual return on invested equity, as well as the cash provided by these investments and available for distribution; restrictions on NRE’s ability to engage in certain activities and the requirement that NRE may be required to access capital at inopportune times as a result of NRE’s borrowings; NRE’s ability to make borrowings under NRE’s credit facility; the impact of adverse conditions affecting office properties; the timing and certainty with respect to new lease commencements; the availability of future borrowings under the revolving credit facility; the expected use of proceeds from the sale of any properties; the ability to execute on NRE’s strategy; NRE’s ability to maintain dividend payments, at current levels, or at all, and the timing of dividend levels declared; illiquidity of properties in NRE’s portfolio; NRE’s ability to realize current and expected return over the life of NRE’s investments; tenant defaults or bankruptcy; any failure in NRE’s due diligence to identify all relevant facts in NRE’s underwriting process or otherwise; the impact of terrorism or hostilities involving Europe; NRE’s ability to manage NRE’s costs in line with NRE’s expectations and the impact on NRE’s cash available for distribution, or CAD, and net operating income, or NOI, of NRE’s properties; NRE’s ability to satisfy and manage NRE’s capital requirements; environmental and regulatory requirements, compliance costs and liabilities relating to owning and operating properties in NRE’s portfolio and to NRE’s business in general; effect of regulatory actions, litigation and contractual claims against NRE and NRE’s affiliates, including the potential settlement and litigation of such claims; changes in European, international and domestic laws or regulations governing various aspects of NRE’s business; NRE’s ability to effectively structure its investments in a tax efficient manner, including foreign, federal, state and local tax purposes; the impact that a rise in future interest rates may have on NRE’s floating rate financing; potential devaluation of foreign currencies, predominately the Euro and U.K. Pound Sterling, relative to the U.S. dollar due to quantitative easing in Europe, Brexit and/or other factors which could cause the U.S. dollar value of NRE’s investments to decline; general foreign exchange risk associated with properties located in European countries located outside of the Euro Area, including the United Kingdom; the loss of NRE’s exemption from the definition of an “investment company” under the Investment Company Act of 1940, as amended; CLNY’s ability to hire and retain qualified personnel and potential changes to key personnel providing management services to NRE; the lack of historical financial statements for properties NRE has acquired and may acquire in compliance with U.S. Securities and Exchange Commission, or SEC, requirements and U.S. generally accepted accounting principles, or U.S. GAAP, as well as the lack of familiarity of NRE’s tenants and third-party service providers with such requirements; the potential failure to maintain effective internal controls and disclosure controls and procedures; the result of the ongoing review of the strategic alternatives for the company; the historical combined consolidated financial statements included in NRE's Annual Report on Form 10-K not providing an accurate indication of NRE’s performance in the future or reflecting what NRE’s financial position, results of operations or cash flow would have been had NRE operated as an independent public company during the periods presented; NRE’s status as an emerging growth company; and compliance with the rules governing REITs. Forward-looking statements are generally identifiable by use of forward- looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. The calculation of implied EPRA net asset value (NAV) included in the presentation is subject to numerous assumptions and may not be the best metric to use in evaluating the value of NRE and thus investors should not unduly rely on it as an indicator of value or otherwise. All forward-looking statements included in this presentation are based upon information available to NRE on the date hereof and NRE undertakes no duty to update any of the forward-looking statements after the date of this presentation to conform these statements to actual results. The forward- looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on NRE’s operations and future prospects are set forth in NorthStar Realty Europe Corp.’s Form 10-K for the year ended December 31, 2017, including the sections entitled “Risk Factors”. The factors set forth in the Risk Factors sections of the aforementioned filings and otherwise described in NorthStar Realty Europe Corp. filings with the SEC could cause actual results to differ significantly from those contained in any forward-looking statement contained in this presentation. NRE does not guarantee that the assumptions underlying such forward-looking statements are free from errors. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of NorthStar Realty Europe Corp. The definitions, notes and endnotes herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the notes and endnotes. NorthStar Realty Europe Corp. | Disclosure Supplement 2

Note Regarding Non-GAAP Financial Measures Included in this presentation are Cash Available for Distribution, or CAD, net operating income, or NOI, same store net operating income, or same store NOI, Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, or Adjusted EBITDA and EPRA net asset value, or EPRA NAV, each a “non-GAAP financial measure,” which measures NRE’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules. NRE believes these metrics can be a useful measure of its performance which is further defined below. For reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP, please refer to the tables on the following pages, notes to this Disclosure Supplement and NRE's filings with the SEC at www.sec.gov. CAD We believe that CAD provides investors and management with a meaningful indicator of operating performance. We also believe that CAD is useful because it adjusts for a variety of items that are consistent with presenting a measure of operating performance (such as transaction costs, depreciation and amortization, equity-based compensation, gain on sales, net, asset impairment and non-recurring bad debt expense). We adjust for transaction costs because these costs are not a meaningful indicator of our operating performance. For instance, these transaction costs include costs such as professional fees associated with new investments, which are expenses related to specific transactions. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders. The definition of CAD may be adjusted from time to time for our reporting purposes in our discretion, acting through our audit committee or otherwise. CAD may fluctuate from period to period based upon a variety of factors, including, but not limited to, the timing and amount of investments, new leases, repayments and asset sales, capital raised, use of leverage, changes in the expected yield of investments and the overall conditions in commercial real estate and the economy generally. We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, noncontrolling interests and the following items: depreciation and amortization items including straight-line rental income or expense (excluding amortization of rent free periods), amortization of above/below market leases, amortization of deferred financing costs, amortization of discount on financings and other and equity-based compensation; other gain (loss), net (excluding any realized gain (loss) on the settlement on foreign currency derivatives); gain on sales, net; impairment on depreciable property; extinguishment of debt; acquisition gains or losses; transaction costs; foreign currency gains (losses) related to sales; goodwill impairment following the sale of operating real estate and other intangible assets; the incentive fee relating to the Amended and Restated Management Agreement and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items. These items, if applicable, include any adjustments for unconsolidated ventures. CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. NOI and Same Store NOI We believe NOI is a useful metric for evaluating the operating performance of our real estate portfolio in the aggregate. Portfolio results and performance metrics represent 100% for all consolidated investments. Net operating income reflects total property and related revenues, adjusted for: (i) amortization of above/below market leases; (ii) straight-line rent (except with respect to rent free period); (iii) other items such as adjustments related to joint ventures and non-recurring bad debt expense and less property operating expenses. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, transaction costs, depreciation and amortization expense, gains on sales, net and other items under U.S. GAAP and capital expenditures and leasing costs, all of which may be significant economic costs. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness. NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. We believe same store NOI is a useful metric for evaluating the operating performance as it reflects the operating performance of the real estate portfolio and provides a better measure of operational performance for a quarter- over-quarter comparison. Same store NOI is presented for the same store portfolio, which represents all properties that were owned by us at the end of the reporting period. We define same store net operating income as NOI excluding (i) properties that were acquired or sold during the period, (ii) impact of foreign currency changes and (iii) amortization of above/below market leases. We consider same store NOI to be an appropriate and useful supplemental performance measure. Same store NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance.  In addition, our methodology for calculating same store NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Same store statistics refer to the 18 properties that were owned in the same manner during both the current period (ownership throughout the whole period) and previous periods. NorthStar Realty Europe Corp. | Disclosure Supplement 3

Note Regarding Non-GAAP Financial Measures (cont'd) Adjusted EBITDA We believe that Adjusted EBITDA provides investors and management with a meaningful indicator of operating performance. We also believe that Adjusted EBITDA is useful because it adjusts for a variety of items that are consistent with presenting a measure of operating performance (such as depreciation and amortization, interest expense, income tax benefit (expense), gain on sales, net, transaction costs, equity-based compensation and asset impairment). The definition of Adjusted EBITDA may be adjusted from time to time for our reporting purposes in our discretion, acting through our audit committee or otherwise. Adjusted EBITDA may fluctuate from period to period based upon a variety of factors, including, but not limited to, the timing and amount of investments, new leases, repayments and asset sales, capital raised, changes in the expected yield of investments and the overall conditions in commercial real estate and the economy generally. We calculate Adjusted EBITDA by subtracting from or adding to net income (loss) attributable to common stockholders, noncontrolling interests and the following items: depreciation and amortization items including straight-line rental income or expense (excluding amortization of rent free periods), amortization of above/below market leases and equity-based compensation; interest expense; income tax (benefit) expense; other gain (loss), net (excluding any realized gain (loss) on the settlement on foreign currency derivatives); gain on sales, net; impairment on depreciable property; extinguishment of debt; acquisition gains or losses; transaction costs; foreign currency gains (losses) related to sales; goodwill impairment following the sale of operating real estate and other intangible assets; the incentive fee relating to the Amended and Restated Management Agreement and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items. These items, if applicable, include any adjustments for unconsolidated ventures. Adjusted EBITDA should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating Adjusted EBITDA involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. EPRA NAV As our entire portfolio is based in Europe, our management calculates European Public Real Estate Association net asset value, or EPRA NAV, a non-GAAP measure, to compare our balance sheet to other European real estate companies and believes that disclosing EPRA NAV provides investors with a meaningful measure of our net asset value. Our calculation of EPRA NAV is derived from our U.S. GAAP balance sheet with adjustments reflecting our interpretation of EPRA’s best practices recommendations. Accordingly, our calculation of EPRA NAV may be different from how other European real estate companies calculate EPRA NAV, which utilize International Financial Reporting Standards (“IFRS”) to prepare their balance sheet. EPRA NAV makes adjustments to net assets as determined in accordance with U.S. GAAP in order to provide our stockholders a measure of fair value of our assets and liabilities with a long-term investment strategy. This performance measure excludes assets and liabilities that are not expected to materialize in normal circumstances. EPRA NAV includes the revaluation of investment properties and excludes the fair value of financial instruments that we intend to hold to maturity, deferred tax and goodwill that resulted from deferred tax. All other assets, including real property and investments reported at cost are adjusted to fair value based upon an independent third party valuation conducted in December and June of each year. This measure should not be considered as an alternative to measuring our net assets in accordance with U.S. GAAP. NorthStar Realty Europe Corp. | Disclosure Supplement 4

Table of Contents I. Highlights II. 2018 Overview V. Market Overview a. Summary Metrics a. European Real Estate Market Overview b. Segments Overview b. Market Overview - Germany c. Capitalization c. Market Overview - United Kingdom III. Real Estate Portfolio d. Market Overview - France a. Same Store Performance Definitions and Endnotes b. Tenancy Overview c. Asset Overview IV. Financial Highlights a. Consolidated Balance Sheets b. Consolidated Statements of Operations c. Cash Available for Distribution d. Net Operating Income e. Same Store NOI f. Adjusted EBITDA g. EPRA NAV NorthStar Realty Europe Corp. | Disclosure Supplement 5

I. Highlights VALUE ▪ 60,000 sqm leased or renewed during the year ENHANCEMENT ▪ Real Estate Portfolio Value increased by 4% ($43 million, or $0.86 THROUGH ACTIVE per share) compared to mid-year valuation ASSET MANAGEMENT ▪ 6.5% year-over-year growth in same store NOI ▪ $3.2 million saving in Other Expenses and G&A expenses in 2018, IMPLEMENTED COST ahead of the stated target SAVING INITIATIVES ▪ $5 million annual run-rate saving anticipated from 2019 onwards ▪ 7 properties sold during 2018, 3 further properties sold in 2019 CRYSTALIZING VALUE ▪ $1 billion gross disposal value and $450 million of net equity FOR STOCKHOLDERS proceeds to NRE, crystallizing an approximate 17% IRR THROUGH DISPOSALS ▪ Exited the Netherlands and Portugal FURTHER OPTIMIZED ▪ 40% LTV as of December 31, 2018, compared to 52% a year earlier COST OF DEBT AND ▪ Weighted average debt margin of 1.41%, 16 bps reduction compared LOWERED LEVERAGE to year-end 2017 NorthStar Realty Europe Corp. | Disclosure Supplement 6

II.a. Summary Metrics 2018 RESULTS 18 PROPERTIES IN 3 COUNTRIES1 2 Total December 31, 2018 Office Portfolio Occupancy 94% 95% Portfolio Market Value $1.3 billion WALT to Expiry (years) 6.1 6.2 LTV based on Portfolio Market Value 40% EPRA NAV per share $20.67 Three Months Year Ended December 31, 2018 Net Operating Income (NOI) $22.4m $97.3m Cash Available for Distribution (CAD) $11.0m $46.8m Adjusted EBITDA $15.5m $65.8m CAD per diluted share $0.22 $0.90 NRE core markets Office Dividend per share $0.15 $0.60 Other Held for Sale Note: NOI, CAD, Adjusted EBITDA and EPRA NAV are non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP, please refer to the tables on the following pages, notes to this Disclosure Supplement and NRE's filings with the SEC at www.sec.gov. 1. Number of properties, occupancy and WALT relate to the real estate portfolio as of December 31, 2018 ("Same Store") and exclude the preferred equity investment. 2. FX rates used as of December 31, 2018 EUR/USD = 1.1445, GBP/USD = 1.2736. NorthStar Realty Europe Corp. | Disclosure Supplement 7

II.b. Q4 2018 - Segments Overview

REAL ESTATE PORTFOLIO - 18 properties in 3 countries

Based on rent roll as of December 31, 2018	Office Portfolio			Total Office Portfolio	Other Asset Classes[2]	Total	Assets Held-For-Sale[3]	Current Portfolio
	Germany	UK	France					
Number of Assets	7	2	4	**13**	5	**18**	**4**	**14**
Area (Sqm)[1]	74,837	21,758	32,059	**128,654**	77,230	**205,884**	**71,837**	**134,047**
Occupancy	90%	100%	100%	**94%**	97%	**95%**	**95%**	**96%**
Proforma Occupancy	94%	100%	100%	**96%**	97%	**97%**	**95%**	**98%**
WALT to Expiry (years)	8.0	6.9	3.9	**6.1**	6.5	**6.2**	**5.0**	**6.3**
Proforma WALT to Expiry (years)	8.0	6.9	3.9	**6.2**	6.5	**6.2**	**5.0**	**6.3**
Real Estate Portfolio Value ($ million)	333	461	370	**1,164**	100	**1,264**	**93**	**1,171**
Real Estate Portfolio Value (% of Total)	26%	37%	29%	**92%**	8%	**100%**	**7%**	**93%**
Contractual Rent (% of Total)	24%	34%	32%	**90%**	10%	**100%**	**8%**	**92%**
2018 NOI (% of Total)	24%	35%	31%	**90%**	10%	**100%**	**6%**	**94%**

PREFERRED EQUITY

- $33 million (£26 million) preferred equity investment in Gresham Street (London) with an 8% current yield plus profit participation rights
- $6 million (€5 million) preferred equity investment retained in Trianon (Frankfurt) with a 7% current yield

1. Portfolio areas reflect contractual rentable areas.
2. Other Asset Classes include retail and hotel (net lease) properties in Germany and one industrial property in France.
3. Assets Held for Sale as of December 31, 2018.

NorthStar Realty Europe Corp. | Disclosure Supplement 8

II.c. Q4 2018 - Capitalization 40% LTV as of December 31, 2018, down from 52% as of December 31, 2017 CAPITALIZATION BASED ON PORTFOLIO MARKET DEBT MATURITY PROFILE VALUE $ millions (cumulative %), includes unrestricted cash $ millions, as of December 31, 2018 $614 Non Recourse Mortgage Debt Common Equity $690 40% $76 Total $1,052 — — — Capitalization 60% $1,742 2019 2020 2021 2022 2023+ AVERAGE COST OF DEBT Weighted Average Margin 1.75% 1.75% 1.57% 1.40% 1.41% ▪ Weighted average debt maturity: 4.8 years1 Q4 2016 Q2 2017 Q4 2017 Q2 2018 Q4 2018 1. Assuming preferred equity notes related to the SEB portfolio mature in May 2019. NorthStar Realty Europe Corp. | Disclosure Supplement 9

UPDATED III.a. Real Estate Portfolio: Positive Same Store Performance OFFICE PORTFOLIO OCCUPANCY OFFICE PORTFOLIO WALT TO EXPIRY (YEARS) 96% 94% 95% 96% 94% 6.3 6.1 5.9 6.0 6.1 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 OTHER PORTFOLIO OCCUPANCY OTHER PORTFOLIO WALT TO EXPIRY (YEARS) 97% 97% 6.8 6.7 87% 6.5 5.6 5.4 55% 55% Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 a. All data based on rent roll as of December 31, 2018 and relates to 18 properties that formed part of the Real Estate Portfolio. NorthStar Realty Europe Corp. | Disclosure Supplement 10

III.b. Real Estate Portfolio: Tenancy Overview

TOP 10 TENANTS

Tenant	Asset (Location)	% Contractual Rent	Area (sqm)	Remaining Lease Term (in years)
BNP PARIBAS RE	Berges de Seine (Paris, France)	16.1%	15,406	1.1
BNP PARIBAS SA	Boulevard Macdonald (Paris, France)	9.2%	11,210	7.7
Invesco UK Limited	Portman Square (London, UK)	9.1%	4,406	8.7
Cushman & Wakefield LLP	Portman Square (London, UK)	8.4%	5,150	6.3
Morgan Lewis & Bockius LLP	Condor House (London, UK)	6.6%	4,848	7.0
PAREXEL International GmbH	Parexel (Berlin, Germany)	5.7%	18,254	15.5
Moelis & Co UK LLP	Condor House (London, UK)	4.5%	3,366	6.5
Bigpoint GmbH	Drehbahn (Hamburg, Germany)	4.5%	11,916	2.4
Globe Express	Marly (Paris, France)	3.2%	32,790	8.8
InterCityHotel GmbH	IC Hotel (Berlin, Germany)	2.8%	8,457	11.3
Total Top 10		**70.1%**	**115,803**	**6.5**

LEASE EXPIRY PROFILE

(through contractual term, as of December 31, 2018)



2%
17%
9%
1%
4%
67%
2019
2020
2021
2022
2023
Thereafter

TENANTS BY INDUSTRY

Industry	% Contractual Rent
Finance	41.7%
Legal, Tax & Management Consultancy	20.2%
Consumer Goods Industry & Retail	10.3%
Hotel & Gastronomy	7.0%
Technology & Software	4.6%
Media & Entertainment Industry	2.7%
Public Authorities, Organizations & Educational Organization	2.5%
Other	11.0%
Total	**100.0%**

a. All data based on rent roll as of December 31, 2018, same store basis.
b. Rentable areas for the Top 10 Tenants include office and other rentable areas excluding parking (as applicable).

NorthStar Realty Europe Corp. | Disclosure Supplement 11

III.c. Real Estate Portfolio - Asset Overview

Asset	Location	Primary Asset Class	Area (sqm)	Occupancy	Proforma Occupancy	WALT to Expiry (Years)	Proforma WALT to Expiry (Years)	% Contractual Rent	Tenant Profile
Office Portfolio									
UK									
Portman Square	London, West End	Office	10,447	100%	100%	7.3	7.3	19%	Multi-let
Condor House	London, City	Office	11,311	99%	99%	6.5	6.5	15%	Multi-let
Germany									
Valentinskamp	Hamburg	Office	14,881	72%	82%	9.1	9.0	5%	Multi-let
Parexel	Berlin	Office	18,254	100%	100%	15.5	15.5	6%	Single-let
Drehbahn	Hamburg	Office	11,916	100%	100%	2.4	2.4	5%	Single-let
Dammtorwall	Hamburg	Office	7,496	79%	95%	4.7	6.1	2%	Multi-let
Uhlandstrasse	Frankfurt	Office	6,872	78%	78%	5.9	5.9	2%	Multi-let
Ludwigstrasse	Cologne	Office	9,984	98%	98%	2.5	2.5	3%	Multi-let
Munster	Munster	Office	5,434	100%	100%	12.7	12.7	1%	Single-let
France									
Berges de Seine	Paris, Issy	Office	15,406	100%	100%	1.1	1.1	16%	Single-let
Boulevard Macdonald	Paris, Other	Office	11,210	100%	100%	7.7	7.7	9%	Single-let
Marceau	Paris, CBD	Office	3,815	100%	100%	5.6	5.6	5%	Multi-let
Joubert	Paris, CBD	Office	1,628	100%	100%	5.0	5.0	2%	Single-let
Subtotal Office Portfolio			**128,654**	**94%**	**96%**	**6.1**	**6.2**	**90%**	
Other Asset Classes									
IC Hotel	Berlin, Germany	Hotel (Net Lease)	8,457	100%	100%	11.3	11.3	3%	Single-let
Ibis Berlin	Berlin, Germany	Hotel (Net Lease)	3,808	100%	100%	5.2	5.2	1%	Single-let
Neuermarkt	Werl, Germany	Retail	3,483	87%	87%	1.5	1.5	—%	Multi-let
Marly[b]	Greater Paris, France	Industrial	59,290	100%	100%	4.8	4.8	6%	Multi-let
Kirchheide	Bremen, Germany	Retail	2,192	19%	19%	3.7	3.7	—%	Multi-let
Total			**205,884**	**95%**	**97%**	**6.2**	**6.2**	**100%**	

a. All data based on rent roll as of December 31, 2018.
b. Includes a 26,500 sqm lease terminated on December 31, 2018 and a 9 year lease for 32,800 sqm.

NorthStar Realty Europe Corp. | Disclosure Supplement 12

IV.a. Financial Highlights: Consolidated Balance Sheets $ Thousands, Unaudited December 31, 2018 December 31, 2017 Assets Operating real estate, gross $ 844,809 $ 1,606,890 Less: accumulated depreciation (64,187) (95,356) Operating real estate, net 780,622 1,511,534 Preferred equity investments 39,090 35,347 Cash and cash equivalents 438,931 64,665 Restricted cash 5,592 6,917 Receivables, net of allowance of $236 and $747 as of December 31, 2018 and December 31, 2017, respectively 8,989 9,048 Assets held for sale 73,345 169,082 Derivative assets, at fair value 6,440 7,024 Intangible assets, net and goodwill 58,173 114,185 Other assets, net 14,317 23,115 Total assets $ 1,425,499 $ 1,940,917 Liabilities Mortgage and other notes payable, net $ 682,912 $ 1,223,443 Accounts payable and accrued expenses 22,367 27,240 Due to affiliates 9,630 3,590 Derivative liabilities, at fair value — 5,270 Intangible liabilities, net 9,722 28,632 Liabilities related to assets held for sale 1,498 648 Other liabilities 21,267 25,757 Total liabilities 747,396 1,314,580 Commitments and contingencies Redeemable noncontrolling interest — 1,992 Equity NorthStar Realty Europe Corp. Stockholders’ Equity Preferred stock, $0.01 par value, 200,000,000 shares authorized, no shares issued and outstanding as of December 31, 2018 and December 31, 2017 — — Common stock, $0.01 par value, 1,000,000,000 shares authorized, 49,807,448 and 55,402,259 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively 498 555 Additional paid-in capital 862,240 940,579 Retained earnings (accumulated deficit) (170,669) (347,053) Accumulated other comprehensive income (loss) (18,424) 25,618 Total NorthStar Realty Europe Corp. stockholders’ equity 673,645 619,699 Noncontrolling interests 4,458 4,646 Total equity 678,103 624,345 Total liabilities, redeemable noncontrolling interest and equity $ 1,425,499 $ 1,940,917 NorthStar Realty Europe Corp. | Disclosure Supplement 13

IV.b. Financial Highlights - Consolidated Statements of Operations

$ Thousands (other than per share data), Unaudited	Three Months Ended December 31,		Year Ended December 31,	
	2018	2017	2018	2017
Revenues				
Rental income	$ 21,815	$ 26,041	$ 97,559	$ 105,349
Escalation income	5,007	5,265	20,193	21,625
Interest income	725	705	2,868	1,706
Other income	851	535	1,348	1,243
Total revenues	28,398	32,546	121,968	129,923
Expenses				
Properties - operating expenses	6,073	8,598	25,495	31,119
Interest expense	4,663	6,203	21,943	25,844
Transaction costs	8,316	4,552	10,302	6,117
Impairment losses	828	—	828	—
Goodwill impairment following the sale of operating real estate	8,061	—	8,061	—
Management fee, related party	3,916	3,692	16,307	14,408
Incentive fee	5,445	—	5,445	—
Other expenses	1,108	2,647	4,955	9,251
General and administrative expenses	1,883	1,509	7,514	7,384
Compensation expense	1,252	3,674	4,544	23,768
Depreciation and amortization	10,875	14,535	45,515	54,014
Total expenses	52,420	45,410	150,909	171,905
Other income (loss)				
Other gain (loss), net	421	(1,498)	1,339	(11,878)
Extinguishment of debt	(2,751)	(1,558)	(4,221)	(2,011)
Gain on sales, net	198,767	15,996	241,325	23,393
Income (loss) before income tax benefit (expense)	172,415	76	209,502	(32,478)
Income tax benefit (expense)	(949)	2,461	(672)	2,145
Net income (loss)	171,466	2,537	208,830	(30,333)
Net (income) loss attributable to noncontrolling interests	$ (1,195)	$ (1,095)	$ (1,420)	$ (792)
Net income (loss) attributable to NorthStar Realty Europe Corp. common stockholders	**$ 170,271**	**$ 1,442**	**$ 207,410**	**$ (31,125)**
Earnings (loss) per share:				
Basic	$ 3.43	$ 0.02	$ 4.01	$ (0.57)
Diluted	$ 3.34	$ 0.02	$ 3.91	$ (0.57)

NorthStar Realty Europe Corp. | Disclosure Supplement 14

IV.c. Financial Highlights - CAD(1) $ Thousands (other than per share data), Unaudited Three Months Ended December 31, Year Ended December 31, 2018 2017 2018 2017 Net income (loss) attributable to common stockholders $ 170,271 $ 1,442 $ 207,410 $ (31,125) Noncontrolling interests 1,195 1,095 1,420 792 Adjustments: Depreciation and amortization items 12,234 19,612 53,149 81,269 Impairments 8,889 — 8,889 — Other (gain) loss, net (351) 789 (4,178) 12,857 (Gain) on sales, net (198,767) (15,996) (241,325) (23,393) Incentive fee 5,445 — 5,445 — Transaction costs and other 12,106 6,110 15,972 9,149 CAD $ 11,022 $ 13,052 $ 46,782 $ 49,549 CAD per share $ 0.22 $ 0.23 $ 0.90 $ 0.89 NorthStar Realty Europe Corp. | Disclosure Supplement 15

IV.d. Financial Highlights - NOI(2)

NOI

$ Thousands, Unaudited	Three Months Ended December 31,		Year Ended December 31,	
	2018	2017	2018	2017
Rental income	$ 21,815	$ 26,041	$ 97,559	$ 105,349
Escalation income	5,007	5,265	20,193	21,625
Other income	851	535	1,348	1,243
Total property and other income	27,673	31,841	119,100	128,217
Properties - operating expenses	6,073	8,598	25,495	31,119
Adjustments:				
Interest income	725	705	2,868	1,706
Amortization and other items	30	922	802	666
NOI	**$ 22,355**	**$ 24,870**	**$ 97,275**	**$ 99,470**

Reconciliation of Net Income (Loss) to NOI

$ Thousands, Unaudited	Three Months Ended December 31,		Year Ended December 31,	
	2018	2017	2018	2017
Net income (loss)	$ 171,466	$ 2,537	$ 208,830	$ (30,333)
Remaining segments(i)	13,305	13,917	32,710	60,658
Real estate equity and preferred equity segment adjustments:				
Interest expense	4,671	6,093	21,282	24,989
Other expenses	1,067	2,623	4,914	9,012
Depreciation and amortization	10,875	14,535	45,515	54,014
Other (gain) loss, net	2,081	986	4,142	2,704
Extinguishment of debt	2,751	1,558	4,221	1,952
Gain on sales, net	(198,767)	(15,996)	(241,325)	(23,393)
Income tax (benefit) expense	949	(2,461)	672	(2,145)
Impairment losses	828	—	828	—
Impairment of goodwill related to real estate sales	8,061	—	8,061	—
Other items	5,068	1,078	7,425	2,012
Total adjustments	(162,416)	8,416	(144,265)	69,145
NOI	**$ 22,355**	**$ 24,870**	**$ 97,275**	**$ 99,470**

(i) Reflects the net (income) loss in our corporate segment to reconcile to net operating income.

NorthStar Realty Europe Corp. | Disclosure Supplement 16

IV.e. Financial Highlights: Same Store NOI (Quarterly)

$ Thousands, Unaudited	Three Months Ended December 31,		Year-over-year Increase (Decrease)		Three Months Ended September 30, 2018[1]	Quarter-over-quarter Increase (Decrease)	
	2018	2017[1]	Amount	%		Amount	%
Total Occupancy (end of period)	*95%*	*81%*			*96%*		
Office Occupancy (end of period)	*94%*	*96%*			*96%*		
Rental income[2]	$ 14,477	$ 14,233	$ 244	1.7%	$ 14,397	$ 80	0.6%
Escalation income	3,061	2,707	354		2,428	633	
Interest Income	696	678	18		697	(1)	
Other income	789	289	500		37	752	
Total revenues	19,023	17,907	1,116	6.2%	17,559	1,464	8.3%
Utilities	635	583	52		615	20	
Real estate taxes and insurance	887	766	121		728	159	
Management fees	253	218	35		270	(17)	
Repairs and maintenance	954	1,325	(371)		1,088	(134)	
Other[2,3]	357	1,255	(898)		163	194	
Properties - operating expenses	3,086	4,147	(1,061)	(25.6)%	2,864	222	7.8%
Same store net operating income	**$ 15,937**	**$ 13,760**	**$ 2,177**	**15.8%**	**$ 14,695**	**$ 1,242**	**8.5%**

Reconciliation of Net Income (Loss) to Same Store NOI

$ Thousands, Unaudited	Three Months Ended		
	December 31, 2018	December 31, 2017	September 30, 2018
Net income (loss)	$ 171,466	$ 2,537	$ 556
Corporate segment net (income) loss	13,305	13,917	7,525
(Gain) on sales, net	(198,767)	(15,996)	(2,973)
Other (income) loss	36,351	24,412	18,389
NOI	**22,355**	**24,870**	**23,497**
Sale of real estate investments and other[1]	(6,418)	(11,110)	(8,802)
Same Store NOI	**$ 15,937**	**$ 13,760**	**$ 14,695**

Note: Includes 18 properties owned by NRE as of December 31, 2018.
1. Three months ended December 31, 2017 and September 30, 2018 are translated using the average exchange rate for the three months ended December 31, 2018.
2. Adjusted to exclude amortization of above/below market leases.
3. Includes non-recoverable VAT, bad debt expense, ground rent, administrative costs and other non-reimbursable expenses. The fourth quarter 2017 including a $0.9 million write-off of straight-line rent related to an early tenant termination at Portman Square in connection with the expansion of Invesco's occupancy and related lease extension.

NorthStar Realty Europe Corp. | Disclosure Supplement
17

IV.e. Financial Highlights: Same Store NOI (Full Year 2018)

$ Thousands, Unaudited	Year Ended December 31,		Increase (Decrease)	
	2018	2017[1]	Amount	Percentage
Total Occupancy (end of period)	*95%*	*81%*		
Office Occupancy (end of period)	*94%*	*96%*		
Rental income	$ 59,020	$ 58,698	$ 322	0.5%
Escalation income	10,938	10,064	874	
Other income	960	734	226	
Total revenues	70,918	69,496	1,422	2.0%
Utilities	2,490	2,589	(99)	
Real estate taxes and insurance	3,298	3,554	(256)	
Management fees	1,080	888	192	
Repairs and maintenance	4,274	4,566	(292)	
Other[(2)(3)]	1,435	3,105	(1,670)	
Properties - operating expenses	12,577	14,702	(2,125)	(14.5)%
Same store net operating income	**$ 58,341**	**$ 54,794**	**$ 3,547**	**6.5%**

Reconciliation of Net Income (Loss) to Same Store NOI

$ Thousands, Unaudited	Year Ended December 31,	
	2018	2017
Net income (loss)	$ 208,830	$ (30,333)
Corporate segment net (income) loss	32,710	60,658
Impairment loss	828	—
(Gain) on sales	(241,325)	(23,393)
Other (income) loss	96,232	92,538
Net operating income	**97,275**	**99,470**
Sale of real estate investments and other[1]	(36,066)	(42,970)
Interest income	$ (2,868)	$ (1,706)
Same store net operating income	**$ 58,341**	**$ 54,794**

Note: Includes 18 properties owned by NRE as of December 31, 2018.
1. Year ended December 31, 2017 is translated using the average exchange rate for the year ended December 31, 2018.
2. Adjusted to exclude amortization of above/below market leases and ground leases.
3. Includes non-recoverable VAT, bad debt expense, ground rent, administrative costs and other non-reimbursable expenses.

NorthStar Realty Europe Corp. | Disclosure Supplement
18

IV.f. Financial Highlights - Adjusted EBITDA(3) $ Thousands, Unaudited Three Months Ended December 31, 2018 September 30, 2018 December 31, 2017 Net income (loss) attributable to common stockholders $ 170,271 $ 552 $ 1,442 Noncontrolling interests 1,195 4 1,095 Adjustments: Depreciation and amortization items 12,157 12,953 19,129 Impairments 8,889 — — Incentive fee 5,445 — — Income tax (benefit) expense 949 (240) (2,461) Interest expense 4,663 5,318 6,203 Other (gain) loss, net (351) (872) 789 (Gain) loss on sales, net (198,767) (2,973) (15,996) Transaction costs and other 11,067 1,158 6,110 Adjusted EBITDA $ 15,518 $ 15,900 $ 16,311 $ Thousands, Unaudited Year Ended December 31, 2018 2017 Net income (loss) attributable to common stockholders $ 207,410 $ (31,125) Noncontrolling interests 1,420 792 Adjustments: Depreciation and amortization items 50,713 78,447 Impairments 8,889 — Incentive fee 5,445 — Income tax (benefit) expense 672 (2,145) Interest expense 21,943 25,844 Other (gain) loss, net (4,178) 12,857 (Gain) loss on sales, net (241,325) (23,363) Transaction costs and other 14,792 8,128 Adjusted EBITDA $ 65,781 $ 69,435 NorthStar Realty Europe Corp. | Disclosure Supplement 19

IV.g. Financial Highlights - EPRA NAV $ Thousands, other than per share data, Unaudited December 31, 2018 Total Equity $ 678,103 Adjustments Operating real estate, net intangibles and other (903,330) Fair value of properties 1,264,000 Adjusted NAV 1,038,773 Diluted NAV, after the exercise of options, convertibles and other equity interests 1,038,773 Fair value of financial instruments (2,205) EPRA NAV1 1,036,568 EPRA NAV per diluted share2,3 $ 20.67 1. EPRA NAV is derived from NRE’s U.S. GAAP balance sheet with adjustments reflecting NRE’s  interpretation of the EPRA guidance. 2. Based on 50.1 million common shares, operating partnership units and RSUs not subject to performance hurdles outstanding as of December 31, 2018. EPRA NAV per diluted share does not take into account any potential dilution from restricted stock units subject to performance metrics not currently achieved. 3. Including approximately $0.30 per share related to the incentive fee payable to NRE’s Manager and costs associated with the strategic alternatives process. NorthStar Realty Europe Corp. | Disclosure Supplement 20

V.a. European Real Estate Market Overview ▪ 2018 investment volume of €312 billion (in line with 2017) Prime Office Yields at Significant Premium to Long Term Sovereign Bond Yields ▪ Approx. 41% in office sector 7% ▪ Approx. 58% of total transactions in Germany, the UK 6% and France 5% ▪ Prime property yields remained broadly stable during Q4 4% 3% +330bps ▪ European office vacancy decreased by a further 10bps to 2% 6.3% in Q4, the lowest level since 2002 1% 0% ▪ New office supply pipeline remains subdued with >50% of -1% 2019 completions pre-let Q2 1999 Q3 2002 Q4 2005 Q1 2009 Q2 2012 Q3 2015 Q4 2018 EU-15 Weighted Average Office Yield 10-year Bond Yield Expected 2019 new office supply European Commercial Real Estate Investment Volume % 2019 new supply compared to total stock € billion Q1 Q2 Q3 Q4 2.7% 305 310 312 1.8% 276 240 1.0% 185 0.5% 131 143 0.3% 126 114 77 Hamburg Frankfurt Paris CBD London West End London City 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Source: CBRE, Savills, JLL, FactSet. NorthStar Realty Europe Corp. | Disclosure Supplement 21

V.b. Market Overview - Germany

1.5%
2018F GDP Growth

3.2%
Unemployment Rate (Jan-2019)

0.2%
10Y Bond (March 4, 2019)

€21 / €77 billion
Q4 / 2018 Investment Volume

2.9% (- 10bps)
Average Prime Office Yield (y-o-y)

3.7% (- 140bps)
Top 6 Cities Office Vacancy (y-o-y)

Economic Overview

- German GDP growth slowed to 1.5% in 2018, primarily due to weakening export demand and lower consumer spending, particularly in the second half of the year
- In February 2019, the European Commission ("EC") released its 2018 and 2019 GDP forecast of 1.5% and 1.1%, respectively
- Second lowest unemployment rate in the EU at 3.2%

Real Estate Overview

- 2018 investment volume 6% above 2017, with 40% attributable to office
- Prime office yields compressed by 10bps during 2018
- Vacancy rate across the Top 6 German cities further decreased to 3.7%, compared to 5.1% a year earlier creating pressure on rents that grew by 6.8% during the year

Source: European Commission Winter 2019 Economic Forecast (February 2019), Eurostat, Savills, CBRE.
Data as of December 31, 2018 unless stated otherwise.

NorthStar Realty Europe Corp. | Disclosure Supplement 22

V.c. Market Overview - United Kingdom 1.4% Economic Overview ▪ The UK economy slowed to 1.4% in 2018 as heightened 2018F GDP Growth uncertainty regarding Brexit negatively impacted consumer and 4.0% business confidence and spending Unemployment Rate (Nov-2018) ▪ In August 2018, the BOE increased the base interest rate from 1.3% 0.50% to 0.75%, its highest level since 2009, to contain inflation. Inflation eased gradually from its peak of 3.1% in November 2017 10Y Bond (March 4, 2019) to 1.8% in January 2019 £16 / £65 billion Real Estate Overview Q4 / 2018 Investment Volume ▪ Central London office investment totaled £20 billion in 2018, (£5 3.5% (+ 25bps) billion in the fourth quarter) slightly below 2017 Prime Office Yield West End (y-o-y) ▪ Take-up in Central London during 2018 exceeded both 2016 and 2017 levels 4.0% (- bps) Prime Office Yield City (y-o-y) 3.9% (- bps) West End Office Vacancy (y-o-y) 5.4% (- 20bps) City Office Vacancy (y-o-y) Source: European Commission Winter 2019 Economic Forecast (February 2019), Eurostat, Savills, CBRE. Data as of December 31, 2018 unless stated otherwise. NorthStar Realty Europe Corp. | Disclosure Supplement 23

V.d. Market Overview - France

1.5%
2018F GDP Growth

8.8%
Unemployment Rate (Jan-2019)

0.6%
10Y Bond (March 4, 2019)

€13 / €31 billion
Q4 / 2018 Investment Volume

3.0% (- bps)
Prime Office Yield (y-o-y)

1.4%
Paris CBD Vacancy

Economic Overview

- GDP growth fell in 2018 (1.5% vs. 2.2% in 2017), as private consumption stagnated during the fourth quarter despite certain fiscal measures favorable to purchasing power being implemented prior to the social unrest
- Citing the expectation of imports rebound boosted by domestic demand while exports following slower world trade, the EC recently revised its 2019 and 2020 GDP forecasts down by 0.3% and 0.1%[1] to 1.3% and 1.5%, respectively

Real Estate Overview

- 2018 investment volume 6% above 2017, with 70% in office and 40% attributable to Paris
- Solid occupier demand (10% above 10 year average, 5% below 2017) and historic low vacancy rate of 5.1% in the greater Paris region and 1.4% in Paris CBD, creating upward pressure on rents which increased by 3.3% (average)

Source: European Commission Winter 2019 Economic Forecast (February 2019), Eurostat, Savills, CBRE.
Data as of December 31, 2018 unless stated otherwise.
1. Compared to the Autumn 2018 Forecast by European Commission.

NorthStar Realty Europe Corp. | Disclosure Supplement
24

Definitions Contractual Rent Contractual rent represents annualized in place income based on rent roll as of December 31, 2018 ("Contractual Rent"). Loan to Value Loan to Value ("LTV") is property level debt plus portfolio level preferred equity divided by the Portfolio Market Value and unrestricted cash net of any outstanding balance on the revolving credit facility. Portfolio Market Value Portfolio market value ("Portfolio Market Value") includes Real Estate Portfolio Value and the value of NRE's preferred equity segment. The $1.3 billion Portfolio Market Value comprises $1.3 billion real estate portfolio value based on the independent valuation by Cushman & Wakefield LLP and $39 million across two preferred equity investments (please refer to Note 11, “Fair Value” in the NRE Annual Report on Form 10-K for the year ended December 31, 2018 included in Part II Item 8. “Financial Statements and Supplementary Data”). Proforma Occupancy and Proforma Weighted Average Lease Term Pro forma occupancy ("Proforma Occupancy") and weighted average remaining contractual lease term ("WALT" and "Proforma WALT") based on rent roll as of December 31, 2018, adjusted for new leases signed as of December 31, 2018, but commencing in 2019. Market Value and Real Estate Portfolio Value The $1.3 billion real estate market value ("Market Value" or "Real Estate Portfolio Value") is based on independent valuation by Cushman & Wakefield ("C&W"). The external third-party valuation was prepared by Cushman & Wakefield LLP in accordance with the current U.K. and Global edition of the Royal Institution of Chartered Surveyors' (RICS) Valuation - Professional Standards (the "Red Book") on the basis of "Fair Value", which is widely recognized within Europe as the leading professional standards for independent valuation professionals. Each property is classified as an investment and has been valued on the basis of Fair Value adopted by the International Accounting Standards Board. This is the equivalent to the Red Book definition of Market Value. The Red Book defines Market Value as the estimated amount for which an asset or liability should exchange on the valuation date between a willing buyer and a willing seller in an arm's-length transaction after proper marketing where the parties had each acted knowledgeably, prudently and without compulsion. The Cushman & Wakefield LLP valuation assumes that certain properties would be purchased through market accepted structures resulting in lower purchaser transaction expenses (taxes, duties, and similar costs). This Cushman & Wakefield LLP valuation is as of December 31, 2018. As an opinion, appraisals are not a measure of realizable value and may not reflect the amount that would be received if the property in question were sold. Real estate valuation is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. Real estate valuations are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets. For example, in the appraisal, a number of the properties were valued using the special assumption that such properties would be purchased through a tax-efficient special purpose vehicle, and is therefore subject to lower purchaser transaction expenses. If one or more assumptions are incorrect, the value may be materially lower than the appraised value. NorthStar Realty Europe Corp. | Disclosure Supplement 25

Endnotes 1. Financial Highlights – Cash Available for distribution (CAD) a. Three months ended December 31, 2018 reflects an adjustment to exclude depreciation and amortization of $10.9 million, amortization of deferred financing costs of $0.1 million and amortization of equity-based compensation of $1.3 million. Three months ended December 31, 2017 reflects an adjustment to exclude depreciation and amortization of $14.5 million, amortization of above/below market leases of $0.9 million, amortization of deferred financing costs of $0.5 million and amortization of equity-based compensation of $3.7 million. b. Year ended December 31, 2018 reflects an adjustment to exclude depreciation and amortization of $45.5 million, amortization expense of capitalized above/below market leases of $0.7 million, amortization of deferred financing costs of $2.4 million and amortization of equity-based compensation of $4.5 million. Year ended December 31, 2017 reflects an adjustment to exclude depreciation and amortization of $54.0 million, amortization expense of capitalized above/below market leases of $0.7 million, amortization of deferred financing costs of $2.8 million and amortization of equity-based compensation of $23.8 million. c. Three months and year ended December 31, 2018 reflects an adjustment to exclude a goodwill impairment following the sale of operating real estate of $8.1 million and an impairment loss related to assets held-for-sale of $0.8 million. d. Three months ended December 31, 2018 CAD includes a $0.1 million net gain related to the settlement of foreign currency derivatives. Three months ended December 31, 2017 CAD includes a $0.7 million net loss related to the settlement of foreign currency derivatives. e. Year ended December 31, 2018 CAD includes a $2.8 million net loss related to the settlement of foreign currency derivatives. Year ended December 31, 2017 CAD includes a $1.0 million net gain related to the settlement of foreign currency derivatives. f. Three months ended December 31, 2018 reflects an adjustment to exclude $8.3 million of transaction costs, $2.8 million related to extinguishment of debt and $1.0 million taxes related to Trianon Tower and other one-time items. Three months ended December 31, 2017 reflects an adjustment to exclude $4.6 million of transaction costs and $1.6 million related to extinguishment of debt. g. Year ended December 31, 2018 reflects an adjustment to exclude $10.3 million of transaction costs, $4.2 million related to extinguishment of debt and $1.4 million taxes related to Trianon Tower and other one-time items. Year ended December 31, 2017 reflects an adjustment to exclude $6.1 million of transaction costs, $2.0 million related to extinguishment of debt and $1.0 million of payroll taxes associated with the acceleration of equity awards due to the change of control of the Manager.  h. CAD per share is based on 50.1 million and 52.2 million weighted average shares (common shares outstanding including operating partnership units and RSUs not subject to performance hurdles) for the three months and year ended December 31, 2018, respectively. Based on 55.8 million and 55.9 million weighted average shares (common shares outstanding, including LTIPs and RSUs not subject to performance hurdles) for the three months and year ended December 31, 2017, respectively. CAD per share does not take into account any potential dilution from restricted stock units subject to performance metrics not currently achieved. 2. Financial Highlights - NOI a. Three months ended December 31, 2018 primarily excludes an immaterial amount of amortization of above/below market leases. Three months ended December 31, 2017 primarily excludes $0.9 million of amortization of above/below market leases. b. Year ended December 31, 2018 primarily excludes $0.7 million of amortization of above/below market leases and $0.1 million of other one-time items. Year ended December 31, 2017 primarily excludes $0.7 million of amortization of above/below market leases. NorthStar Realty Europe Corp. | Disclosure Supplement 26

Endnotes (cont'd) 3. Financial Highlights - Adjusted EBITDA a. Three months ended December 31, 2018 reflects an adjustment to exclude depreciation and amortization of $10.9 million and amortization of equity-based compensation of $1.3 million. Three months ended September 30, 2018 reflects an adjustment to exclude depreciation and amortization of $11.0 million, amortization expense of above/below market leases of $0.2 million and amortization of equity-based compensation of $1.7 million. Three months ended December 31, 2017 reflects an adjustment to exclude depreciation and amortization of $14.5 million, amortization of above/below market leases of $0.9 million and amortization of equity-based compensation of $3.7 million. b. Three months and year ended December 31, 2018 reflects an adjustment to exclude a goodwill impairment following the sale of operating real estate of $8.1 million and an impairment loss related to assets held-for-sale of $0.8 million. c. Three months ended December 31, 2018 Adjusted EBITDA includes a $0.1 million net gain related to the settlement of foreign currency derivatives. Three months ended September 30, 2018 Adjusted EBITDA includes a $0.5 million net loss related to the settlement of foreign currency derivatives. Three months ended December 31, 2017 Adjusted EBITDA includes a $0.7 million net loss related to the settlement of foreign currency derivatives. d. Three months ended December 31, 2018 reflects an adjustment to exclude $8.3 million of transaction costs and $2.8 million related to extinguishment of debt. Three months ended September 30, 2018 reflects an adjustment to exclude $1.1 million of transaction costs and $0.1 million related to extinguishment of debt. Three months ended December 31, 2017 reflects an adjustment to exclude $4.6 million of transaction costs and $1.6 million related to extinguishment of debt. e. Year ended December 31, 2018 reflects an adjustment to exclude depreciation and amortization of $45.5 million, amortization expense of capitalized above/below market leases of $0.7 million and amortization of equity-based compensation of $4.5 million. Year ended December 31, 2017 reflects an adjustment to exclude depreciation and amortization of $54.0 million, amortization expense of capitalized above/below market leases of $0.7 million and amortization of equity-based compensation of $23.8 million. f. Year ended December 31, 2018 Adjusted EBITDA includes a $2.8 million net loss related to the settlement of foreign currency derivatives. Year ended December 31, 2017 Adjusted EBITDA includes a $1.0 million net gain related to the settlement of foreign currency derivatives. g. Year ended December 31, 2018 reflects an adjustment to exclude $10.3 million of transaction costs, $4.2 million related to extinguishment of debt and $0.3 million of other one- time items. Year ended December 31, 2017 reflects an adjustment to exclude $6.1 million of transaction costs, $2.0 million related to extinguishment of debt. NorthStar Realty Europe Corp. | Disclosure Supplement 27

590 Madison Ave, 34th Floor, New York, NY 10022 І 212.547.2600 І nrecorp.com NorthStar Realty Europe Corp. | Disclosure Supplement 28